EXHIBIT 99.1

tronc, Inc. Reports Third Quarter 2017 Results

CHICAGO, Nov. 01, 2017 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today announced financial results for the third quarter ended September 24, 2017.

Third Quarter 2017 Financial Summary and Highlights:

  Acquired the New York Daily News, which expands tronc presence as a provider of award-winning content across ten major U.S. media markets
  Digital only subscribers were 265,000 in third quarter 2017, up 95% year-over-year, before including any contribution from the New York Daily News
  Total revenues of $353.1 million, down 6.6% compared to third quarter 2016
  Total operating expenses decreased $30.6 million compared to third quarter 2016
  Net income was $2.1 million, or $0.06 per share, compared to a net loss of $10.5 million, or $0.29 per share, in third quarter 2016
  Adjusted EBITDA was $35.3 million, down 3.6% compared to the prior year quarter
  Cash on the balance sheet was $185.2 million providing substantial liquidity for the Company to execute its strategy in 2017 and beyond

“I am pleased with the strategic actions we took during the quarter to better align our company with industry trends,” said tronc CEO Justin Dearborn. “The acquisition of the New York Daily News provided us with another strategic platform for growing our digital business, expanding our reach and broadening our services for advertisers and marketers.  We now serve 10 major U.S. markets, including each of the top three, hold 105 Pulitzers and have over 81 million unique monthly digital visitors.”

Dearborn added, “We also named Ross Levinsohn as CEO and Publisher of the Los Angeles Times Media Group, in addition to announcing Lewis D’Vorkin as Editor-in-Chief and Mickie Rosen as President. Each of them brings a high level of talent coupled with very strong experience, which will assist in our efforts to transform our Company and drive growth across the business.”

Third Quarter 2017 Results

Total revenues for third quarter 2017 decreased 6.6% to $353.1 million, compared to $378.2 million for third quarter 2016. This included $7.6 million from the New York Daily News acquisition, which closed on September 3, 2017. Third quarter 2017 advertising revenue was down 14% on a year-over-year basis.

Total operating expenses, including depreciation and amortization, for third quarter 2017 were $346.8 million, down 8%, compared to $377.4 million for third quarter of 2016, reflecting continued cost reduction efforts.

Net income for third quarter 2017 was $2.1 million, or $0.06 per share, compared to a net loss $10.5 million, or $0.29 per share, for third quarter of 2016. Adjusted EPS for third quarter 2017 was $0.17, down 23% on a year-over-year basis.

Adjusted EBITDA for third quarter 2017 was $35.3 million, compared to $36.6 million for third quarter 2016.

Net cash provided by operating activities was $10.2 million for third quarter 2017.  Capital expenditures totaled $3.8 million  for the quarter. Debt and pension liabilities were increased by $19 million during the quarter, compared to second quarter 2017. Net debt decreased $10.7 million in third quarter 2017 compared to second quarter 2017.  Cash balance grew to $185.2 million.

Segment Results

The Company operates in two segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and troncX, which includes all digital revenues and related expenses of the Company from local tronc websites, third party websites, mobile applications, digital only subscriptions, Tribune Content Agency, The Daily Meal and forsalebyowner.com.

Included in the tables below is segment reporting for troncM and troncX for the third quarters of 2017 and 2016. Third quarter 2017 troncM total revenues decreased 8% to $297.3 million, compared to third quarter 2016. Advertising revenue for third quarter 2017 declined by 18% on a year-over-year basis, which was partially offset by an increase of 5% in circulation revenues. Operating expenses declined by $24.4 million, or 8%, compared to the prior-year quarter, primarily due to decreases in almost all expense categories. Income from operations for troncM was $14.8 million or a 9% decline from the prior-year quarter. Adjusted EBITDA for troncM for the third quarter 2017 was $28.7 million, down 7% on a year-over-year basis.

Total revenues for troncX for the third quarter of 2017 were $56.5 million, down 1% from prior-year quarter. Advertising revenues for troncX declined by 4%, while content revenues, which includes digital only subscriptions and content syndication, increased by 13.6%.  Income from operations for troncX was $5.4 million, an increase of 12% from the prior-year period. Adjusted EBITDA for third quarter 2017 was $10.9 million, up 19% compared to third quarter 2016.

Total third quarter 2017 average monthly unique visitors were 81.3 million, up 36% from the prior-year quarter. Digital only subscribers grew to 265,000, up 95% from the prior year and up 20% sequentially, before including any contribution from the New York Daily News.

2017 Outlook

2017 full year guidance for total revenues is a range of $1.525 to $1.540 billion and adjusted EBITDA is a range of $189 to $195 million.

Conference Call Details

tronc will host a conference call to discuss the Company’s third quarter 2017 results at 5 p.m. Eastern Time (4 p.m. Central Time) on Wednesday, November 1, 2017. The conference call may be accessed via tronc’s Investor Relations website at investor.tronc.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 98643149. An archived version of the webcast will also be available for one year on the tronc website. To access the replay via telephone, available until November 8, 2017, dial 855.859.2056 (404.537.3406 for international callers), conference ID 98643149.

Non-GAAP Financial Information

To provide investors with additional information regarding tronc’s financial results, this press release includes references to Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt may vary from that of others in the Company’s industry. Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc's business transformation strategy and 2017 guidance. Words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions generally identify forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some cases are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; the Company's ability to develop and grow its online businesses; changes in newsprint price; the Company's ability to maintain effective internal control over financial reporting; concentration of stock ownership among the Company's principal stockholders whose interests may differ from those of other stockholders; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About tronc, Inc.

tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism. Headquartered in Chicago, tronc operates newsrooms in ten markets with titles including the Chicago Tribune, Los Angeles Times, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Newport News, Virginia’s Daily Press, Allentown, Pennsylvania's The Morning Call, Hartford Courant, and The San Diego Union-Tribune. Our legacy of brands has earned a combined 105 Pulitzer Prizes and is committed to informing, inspiring and engaging local communities.

Our brands create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Aaron Miles
tronc Investor Relations
312.222.4345
amiles@tronc.com

Media Contact:
Marisa Kollias
tronc Corporate Communications
312.222.3308
mkollias@tronc.com

Source:  tronc, Inc.

Exhibits:
Condensed Consolidated Statements of Loss
Segment Income and Expenses
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations – Net Income (Loss) to Adjusted EBITDA and AEBITDA Margin
Non-GAAP Reconciliations – Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations – Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS
Non-GAAP Reconciliations – Total Debt to Net Debt

(TRNC-F)

TRONC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016

Operating revenues	$353,091	$378,236	$1,088,998	$1,180,956

Operating expenses	346,837	377,400	1,051,778	1,169,693
Income from operations	6,254	836	37,220	11,263

Interest expense, net	(6,544)	(6,673)	(19,425)	(20,116)
Premium on stock buyback	—	—	(6,031)	—
Gain (loss) on equity investments, net	4,993	(190)	3,721	(487)
Reorganization items, net	—	(93)	—	(236)
Income (loss) before income taxes	4,703	(6,120)	15,485	(9,576)
Income tax expense	2,647	4,352	9,577	3,303
Net income (loss)	$2,056	$(10,472)	$5,908	$(12,879)
Net income (loss) per common share:
Basic	$0.06	$(0.29)	$0.17	$(0.39)
Diluted	$0.06	$(0.29)	$0.17	$(0.39)
Weighted average shares outstanding:
Basic	33,242	36,415	34,124	32,908
Diluted	33,412	36,415	34,333	32,908

The tables below show the segmentation of income and expenses for the three and nine months ended September 24, 2017 as compared to the three and nine months ended September 25, 2016.

	Three Months Ended
	troncM		troncX		Corporate and Eliminations		Consolidated
	Sept 24, 2017	Sept 25, 2016	Sept 24, 2017	Sept 25, 2016	Sept 24, 2017	Sept 25, 2016	Sept 24, 2017	Sept 25, 2016
Operating revenues	$297,252	$323,133	$56,545	$57,153	$(706)	$(2,050)	$353,091	$378,236
Operating expenses	282,450	306,866	51,106	52,314	13,281	18,220	346,837	377,400
Income from operations	14,802	16,267	5,439	4,839	(13,987)	(20,270)	6,254	836
Depreciation and amortization	5,626	6,175	4,124	2,900	4,408	5,300	14,158	14,375
Adjustments (1)	8,282	8,497	1,318	1,372	5,273	11,504	14,873	21,373
Adjusted EBITDA (2)	$28,710	$30,939	$10,881	$9,111	$(4,306)	$(3,466)	$35,285	$36,584

	Nine Months Ended
	troncM		troncX		Corporate and Eliminations		Consolidated
	Sept 24, 2017	Sept 25, 2016	Sept 24, 2017	Sept 25, 2016	Sept 24, 2017	Sept 25, 2016	Sept 24, 2017	Sept 25, 2016
Operating revenues	$921,202	$1,010,565	$170,226	$175,944	$(2,430)	$(5,553)	$1,088,998	$1,180,956
Operating expenses	864,890	946,117	152,233	159,233	34,655	64,343	1,051,778	1,169,693
Income from operations	56,312	64,448	17,993	16,711	(37,085)	(69,896)	37,220	11,263
Depreciation and amortization	18,221	17,486	10,940	8,533	12,835	16,780	41,996	42,799
Adjustments (1)	17,721	13,470	3,453	3,417	13,031	42,773	34,205	59,660
Adjusted EBITDA (2)	$92,254	$95,404	$32,386	$28,661	$(11,219)	$(10,343)	$113,421	$113,722

(1)  See reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information on adjustments.

(2)  Adjusted EBITDA is a non-GAAP measure.  See Reconciliation of Net  Income (Loss) to Adjusted EBITDA for additional information.

troncM

	Three Months Ended			Nine Months Ended
	September 24, 2017	September 25, 2016	% Change	September 24, 2017	September 25, 2016	% Change
Operating revenues:
Advertising	$127,363	$154,513	(17.6%)	$410,815	$493,233	(16.7%)
Circulation	122,320	117,095	4.5%	362,697	356,831	1.6%
Other	47,569	51,525	(7.7%)	147,690	160,501	(8.0%)
Total revenues	297,252	323,133	(8.0%)	921,202	1,010,565	(8.8%)
Operating expenses	282,450	306,866	(8.0%)	864,890	946,117	(8.6%)
Income from operations	14,802	16,267	(9.0%)	56,312	64,448	(12.6%)
Depreciation and amortization	5,626	6,175	(8.9%)	18,221	17,486	4.2%
Adjustments (1)	8,282	8,497	(2.5%)	17,721	13,470	31.6%
Adjusted EBITDA (2)	$28,710	$30,939	(7.2%)	$92,254	$95,404	(3.3%)

* Represents positive or negative change in excess of 100%

(1)  See reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information on adjustments.

(2)  Adjusted EBITDA is a non-GAAP measure.  See Reconciliation of Net  Income (Loss) to Adjusted EBITDA for additional information.

troncX

	Three Months Ended			Nine Months Ended
	September 24, 2017	September 25, 2016	% Change	September 24, 2017	September 25, 2016	% Change
Operating revenues:
Advertising	$45,394	$47,341	(4.1%)	$137,712	$146,437	(6.0%)
Content	11,151	9,812	13.6%	32,514	29,507	10.2%
Total revenues	56,545	57,153	(1.1%)	170,226	175,944	(3.2%)
Operating expenses	51,106	52,314	(2.3%)	152,233	159,233	(4.4%)
Income from operations	5,439	4,839	12.4%	17,993	16,711	7.7%
Depreciation and amortization	4,124	2,900	42.2%	10,940	8,533	28.2%
Adjustments (1)	1,318	1,372	(3.9%)	3,453	3,417	1.1%
Adjusted EBITDA (2)	$10,881	$9,111	19.4%	$32,386	$28,661	13.0%

* Represents positive or negative change in excess of 100%

(1)  See reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information on adjustments.

(2)  Adjusted EBITDA is a non-GAAP measure.  See Reconciliation of Net  Income (Loss) to Adjusted EBITDA for additional information.

TRONC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 24, 2017	December 25, 2016
Assets
Current Assets:
Cash	$185,152	$198,349
Accounts receivable	169,791	195,519
Inventories	9,167	10,950
Prepaid expenses and other	29,457	18,863
Total current assets	393,567	423,681
Net Properties, Plant and Equipment	104,661	67,866
Other Assets
Goodwill	122,640	122,469
Intangible assets, net	130,828	132,161
Software, net	46,825	54,565
Other long-term assets	74,103	88,024
Total other assets	374,396	397,219
Total assets	$872,624	$888,766

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,708	$21,617
Accounts payable	70,393	70,148
Other	162,562	173,122
Total current liabilities	254,663	264,887
Non-Current Liabilities
Long-term debt	340,501	349,128
Other non-current liabilities	209,047	166,870
Total non-current liabilities	549,548	515,998

Equity
Total stockholders' equity	68,412	107,881
Total liabilities and equity	$872,623	$888,766

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA and AEBITDA Margin:

	Three months ended			Nine months ended
	September 24, 2017	September 25, 2016	% Change	September 24, 2017	September 25, 2016	% Change

Net income (loss)	$2,056	$(10,472)	*	$5,908	$(12,879)	*

Income tax expense (benefit)	2,647	4,352	(39.2%)	9,577	3,303	*
Interest expense, net	6,544	6,673	(1.9%)	19,425	20,116	(3.4%)
Premium on stock buyback	—	—	*	6,031	—	*
Loss on equity investments, net	(4,993)	190	*	(3,721)	487	*
Reorganization items, net	—	93	*	—	236	*

Income from operations	6,254	836	*	37,220	11,263	*

Depreciation and amortization	14,158	14,375	(1.5%)	41,996	42,799	(1.9%)
Restructuring and transaction costs(1)	11,971	17,020	(29.7%)	26,527	40,120	(33.9%)
Stock-based compensation	2,882	2,181	32.1%	7,279	6,000	21.3%
Employee voluntary separation program	20	2,172	(99.1%)	401	13,540	(97.0%)

Adjusted EBITDA	$35,285	$36,584	(3.6%)	$113,423	$113,722	(0.3%)

Operating revenue	$353,091	$378,236		$1,088,998	$1,180,956

Net Income (Loss) Margin	0.6%	(2.8%)		0.5%	(1.1%)
AEBITDA Margin	10.0%	9.7%		10.4%	9.6%

* Represents positive or negative change in excess of 100%

(1) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance and IT outsourcing costs, and transaction costs related to completed and potential acquisitions.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income before equity in earnings of unconsolidated affiliates, income taxes, loss on early debt extinguishment, interest expense, other (expense) income, realized gain (loss) on investments, reorganization items, depreciation and amortization, net income attributable to non-controlling interests, and other items that the Company does not consider in the evaluation of ongoing operating performance.  These items include stock-based compensation expense, restructuring charges, transaction expenses, premium on stock buyback and certain other charges and gains that the Company does not believe reflects the underlying business performance (including spin-related costs).  AEBITDA Margin is defined as Adjusted EBITDA divided by Revenue.  Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA and AEBITDA Margin may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA and AEBITDA Margin should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses:

	Three Months Ended September 24, 2017			Three Months Ended September 25, 2016
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$135,045	$(11,128)	$123,917	$140,760	$(8,012)	$132,748
Newsprint and ink	20,941	—	20,941	25,101	—	25,101
Outside services	111,109	(3,500)	107,609	118,060	(4,524)	113,536
Other	65,584	(245)	65,339	79,104	(8,837)	70,267
Depreciation and amortization	14,158	(14,158)	—	14,375	(14,375)	—

Total operating expenses	$346,837	$(29,031)	$317,806	$377,400	$(35,748)	$341,652

	Nine Months Ended September 24, 2017			Nine Months Ended September 25, 2016
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$394,659	$(22,302)	$372,357	$453,353	$(36,163)	$417,190
Newsprint and ink	67,313	—	67,313	77,174	—	77,174
Outside services	340,298	(7,122)	333,176	368,733	(13,787)	354,946
Other	207,512	(4,783)	202,729	227,634	(9,710)	217,924
Depreciation and amortization	41,996	(41,996)	—	42,799	(42,799)	—

Total operating expenses	$1,051,778	$(76,203)	$975,575	$1,169,693	$(102,459)	$1,067,234

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	September 24, 2017		September 25, 2016

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income - GAAP	$2,056	$0.06	$(10,472)	$(0.29)

Premium on stock buyback	—	—	—	—
Pre-spin tax adjustment from TCO	—	—	7,063	0.21
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	7,183	0.21	10,212	0.28
Gain on sale of investments	(3,621)	(0.11)	—	—
Employee voluntary separation program	12	—	1,303	0.04

Adjusted net income - Non-GAAP	$5,630	$0.17	$8,106	$0.22

	Nine months ended
	September 24, 2017		September 25, 2016

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$5,908	$0.17	$(12,879)	$(0.39)

Premium on stock buyback	6,031	0.17	—	—
Pre-spin tax adjustment from TCO	—	—	7,063	0.21
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	15,916	0.46	24,072	0.73
Gain on sale of investments	(3,621)	(0.10)	—	—
Employee voluntary separation program	241	0.01	8,124	0.25

Adjusted net income - Non-GAAP	$24,475	$0.71	$26,380	$0.80

Adjusted Net Income and Adjusted Diluted EPS

Adjusted Net Income is defined as Net income - GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes and premium on stock buyback.

Adjusted Diluted EPS computes Adjusted Net Income divided by diluted weighted average shares outstanding.

Management believes Adjusted Net Income and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Total Debt to Net Debt:

	As of
	September 24, 2017	December 25, 2016	% Change

Current portion of long-term debt	$21,708	$21,617	0.4%
Long-term debt	340,501	349,128	(2.5%)
Total debt	362,209	370,745	(2.3%)
Less: Cash	185,152	198,349	(6.7%)
Net debt	$177,057	$172,396	2.7%

Net Debt

Net Debt is defined as Total Debt less Cash.  The Company's management believes that the presentation of Net Debt provides useful information to investors as management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.